UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2009

Commission File Number: 0-23363

AMERICAN DENTAL PARTNERS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	04-3297858
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of principal executive offices, including zip code)

(781) 224-0880

(781) 224-4216 (fax)

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 132-4(c) under the Exchange Act

ITEM 1.01	Entry Into a Material Definitive Agreement

On August 21, 2009, American Dental Partners, Inc. (the “Company”) entered into a $130,000,000 senior secured credit facility, which includes a $50,000,000 revolving credit facility and an $80,000,000 term loan. The new facility will mature in August 2012 and can be used for general corporate purposes, including working capital, acquisitions and affiliations and capital expenditures. Borrowings under the credit facility bear interest at either prime or LIBOR plus a margin, at the Company’s option. The margin is based upon the Company’s debt coverage ratio and ranges from 4.75% to 5.50% for prime borrowings and 5.25% and 6.0% for LIBOR borrowings. In addition, the Company will pay a commitment fee on the unused balance of the credit facility ranging from 0.375% to 0.625%. Borrowings are limited to an availability formula based on earnings before income taxes, depreciation and amortization, adjusted for certain items, and are collateralized by a first lien on substantially all of the Company’s assets, including a pledge of the stock of the Company’s subsidiaries. The Company is required to comply with financial and other covenants, including minimum net worth and leverage and fixed charge coverage ratios as defined by the credit agreement. Under the new credit facility, the Company is permitted to make acquisitions of up to $25,000,000 annually, subject to various financial covenants.

Net proceeds from the Company’s previously announced public offering of 2,260,000 shares of common stock and borrowings under the new senior secured credit facility were used to refinance the Company’s existing credit agreement and term loan.

Parties to the senior secured credit facility include KeyBank National Association, as a Co-Lead Arranger and Administrative Agent and RBS Securities Inc., as a Co-Lead Arranger and Banc of America Securities LLC, as a Co-Lead Arranger, Bank of America, N.A., as Documentation Agent and RBS Citizens, N.A., as Syndication Agent. Participating lenders include TD Bank, Regions Bank and CapitalSource Bank. There are no material relationships between the Company or its affiliates and any of the parties to the credit facility, other than in respect of the credit facility.

ITEM 1.02	Termination of Material Definitive Agreement

On August 21, 2009, in connection with the new senior secured credit facility discussed in Item 1.01, above, the Company terminated its existing Amended and Restated Credit Agreement with the lending institutions party to the credit agreement dated February 22, 2005, as amended and KeyBank National Association, as lender and as administrative agent, and terminated the Term Loan Agreement, as amended with the lending institutions party to the term loan agreement dated September 25, 2007 and KBCM Bridge LLC, as lender and as administrative agent.

ITEM 9.01	Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1 –	Senior Secured Credit Facility among American Dental Partners, Inc., as Borrower, the Lending Institutions Named Therein, as Lenders, and KeyBank National Association, as a Co-Lead Arranger and Administrative Agent and RBS Securities Inc., as a Co-Lead Arranger and Banc of America Securities LLC, as a Co-Lead Arranger, Bank of America, N.A., as Documentation Agent and RBS Citizens, N.A., as Syndication Agent dated as of August 21, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.

August 26, 2009	/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)